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                                                                    EXHIBIT 3.12

[SEAL]

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                   ADDAX, INC.

                                    ARTICLE I
                                      NAME

     The name of this corporation is ADDAX, INC.

                                   ARTICLE II
                                    DURATION

     The period of the corporation's duration is perpetual.

                                   ARTICLE III
                                    PURPOSES

     The purpose for which this corporation is organized is to engage in any lawful act or activities for which corporations may be organized under the Nebraska Business Corporation Act and, in addition thereto, the corporation shall have and exercise all powers and rights not otherwise denied corporations by the laws of the State of Nebraska, as are necessary, suitable, proper, convenient or expedient.

                                   ARTICLE IV
                                AUTHORIZED SHARES

     The aggregate number of shares which the corporation shall have authority to issue shall be 20,000 shares of capital stock classified as 15,000 shares of Class A common stock of a par value of $1.00 per share and 5,000 shares of undesignated common stock of a par value of $1.00 per share. The undesignated common stock may be issued from time to time in one or more series, the shares of each such series to have such designations, powers, perferences and rights, and qualifications, limitations, or restrictions thereon as are provided in this
Article IV and as may be fixed from time to time before issuance by the Board of Directors of the corporation as provided in this Article IV.

     The powers, preferences and rights, and the qualifications, limitations or restrictions thereon in respect of the undesignated common stock which the Board of Directors is authorized to fix from time to time, before issuance, are as follows:

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          1. The number of shares to constitute such series and the distinctive designation thereof;

          2. The dividend rate, if any, on the shares of such series;

          3. Whether shares of such series shall be subject to the operation of a retirement, purchase or sinking fund, and if so, the terms and provisions thereof;

          4. Whether the shares of such series shall be subject to the redemption by the corporation at the option of either the corporation or the holder or both or upon the happening ?? a specified event, and, if made subject to redemption, the time, or times, events, prices and other terms and conditions of such redemption;

          5. The right, if any, of the holders of any such shares to convert or exchange the same into or for any other class or series of stock of this corporation, and the terms and conditions of such conversion or exchange right;

          6. The restrictions, if any, on the issue or reissue of any additional undesignated common stock;

          7. The amount per share in excess of par value thereof and accrued dividends thereon, if any, which shall be paid to the holder of any such shares in the case of the voluntary liquidation, dissolution or winding up of the corporation, or on the distribution, sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the corporation;

          8. The right or rights, if any, accruing to such shares or the holders thereof with respect to options of warrants for the purchase of shares of any class or series of stock of the corporation or any other corporation;

          9. The provisions as to voting, optional and/or special rights and preferences, if any.

                                    ARTICLE V
                                     POWERS

     The corporation shall have and exercise all powers and rights conferred upon corporations by the Nebraska Business Corporation Act and any enlargement of such powers conferred by

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subsequent legislative act; and, in addition thereto, the corporation shall have and exercise all powers and rights, not otherwise denied corporations by the laws of the State of Nebraska, as are necessary, suitable, proper, or convenient to the attainment of the purposes set forth in Article III, above.

                                   ARTICLE VI
                   RESTRICTIONS ON STOCKHOLDERS' SALE OF STOCK

     By unanimous agreement, the stockholders may provide restrictions upon the sale and transfer of issued and outstanding stock in the corporation by the holders thereof, giving to other holders of issued and outstanding shares of stock in the corporation, or to the corporation itself, rights to purchase any such shares as may be sought to be sold or transferred. The corporation may become a party to any such agreement. Any such agreement shall be recorded in the minute book of the corporation, on file in the principal office of the corporation and open to inspection by any person having a legitimate interest in the provisions thereof, whether as a holder of, one interested in any way in, or one interested in purchasing or otherwise acquiring interests in shares of stock of the corporation or warrants, options or other instruments evidencing rights to subscribe for, purchase or otherwise acquire such shares. The existence of any such agreement and its availability for inspection shall be stated upon each certificate representing the shares issued by the corporation.

                                   ARTICLE VII
                        PRIVATE PROPERTY OF STOCKHOLDERS

     The private property of the stockholders shall not be subject to payment of corporation debts but shall be exempt from liability therefor.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

     The affairs of the corporation shall be conducted by a Board of Directors which shall have and shall exercise all the powers of the corporation. Directors need not be stockholders. The number of directors which shall constitute the board of directors shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, but in no case shall the number be less than three, unless there are less than three stockholders, in which event the number shall be no less than the number of stockholders. Directors shall be elected by the stockholders at the annual meeting and shall take office as provided from time to time by the By-Laws. Additional directors may be elected at any special meeting of the

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stockholders, pursuant to the By-Laws. Election of directors shall be by written ballot if so requested by any person entitled to vote. Any directors may be removed by a vote of the stockholders of the majority of the capital stock at any special meeting of the stockholders called for that purpose; provided, that any such removal of one director shall cause the terms of office of all directors to terminate, and, at the meeting at which a director is so removed, new directors shall be elected to serve until they are removed or until their successors are elected and qualified.

                                   ARTICLE IX
                                     OFFICER'

     The officers of the corporation shall be a president, vice-president, secretary, treasurer, and such subordinate officers as may be appointed by the Board of Directors, who shall be chosen by the Board of Directors in such manner as may be provided from time to time in the By-Laws. Each such officer, insofar as permissible under law, and as provided in the By-Laws or resolutions of the Board of Directors, shall be relieved of responsibility for exercise of authority or performance of duty incident to his office, the exercise or performance of which has been assigned to subordinate officers.

                                    ARTICLE X
                                     BY-LAWS

     The initial By-Laws of the corporation shall be adopted by the shareholders. Thereafter By-Laws, unless otherwise provided under the Nebraska Business Corporation Act, may be adopted, amended or repealed either by the shareholders or by the Board of Directors at any regular or special meeting.

                                   ARTICLE XI
                            MEETINGS OF STOCKHOLDERS

     The time and place of an annual meeting of the stockholders of the corporation shall be fixed from time to time in the By-Laws. Special meetings of the stockholders may be called at such time and in such manner as may be provided from time to time in the By-Laws.

     These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and any amendments thereto.

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     The address of the registered office of the corporation is: 2400 West
Ridgewood Boulevard, Lincoln, Nebraska 68523 and the name and address of the Registered Agent is: Louis J. Keester, 2400 West Ridgewood Boulevard, Lincoln, Nebraska 68523.

     All directors and stockholders entitled to vote on these Amended and Restated Articles of Incorporation have given written consent to these Amended and Restated Articles of Incorporation.

     These Amended and Restated Articles of Incorporation increase the authorized capital of the corporation by $10,000.00.

     These Amended and Restated Articles of Incorporation have been adopted this 17th day of August, 1987.

                                         ADDAX, INC.


                                     BY: /s/ Louis J. Keester
                                         -------------------------
                                         LOUIS J. KEESTER
                                         President


                                         /s/ Violet M. Keester
                                         -------------------------
                                         VIOLET M. KEESTER
                                         Secretary

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[SEAL]

                                   ADDAX, INC.

                           Certificate of Designation

                              Class B Common Stock

     We, the undersigned, Louis J. Keester and Violet M. Keester, respectively the President and Secretary of Addax, Inc., a Nebraska corporation subject to the Nebraska Business Corporation Act, do hereby certify that the Board of Directors of said corporation, by action at a meeting thereof duly called and held on August 20, 1987, did adopt the following resolution:

     RESOLVED, that pursuant to authority expressly granted to the Board of Directors of Addax, Inc. (hereinafter called the "Corporation") by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of shares of undesignated common stock, $1.00 par value per share of the Corporation (such series being hereinafter called the "Class B Common Stock") and hereby fixes, in accordance with the restrictions stated in the Articles of Incorporation of the Corporation, the following designation and number of shares of this Series and the following dividend rate, voting, liquidation preference, redemption, conversion right and other rights, preferences and restrictions with respect to the Class B Common Stock.

     1. DESIGNATION. The distinctive designation of this Series shall be "Class B Common Stock" and there shall be 54.25 such shares authorized.

     2. DIVIDENDS. The Class B Common Stock shall have a stated dividend rate only as established from time to time by the Board of Directors of the Corporation, which rate may be preferential as to any and all other classes of Common Stock of the Corporation and may be stated in terms of a set dollar amount or a percentage of aftertax earnings of the Corporation. In no event shall the Class B Common Stock share less than equally with any other class of Common Stock in any dividends paid on the Common Stock of the Corporation.

     3. VOTING. Except as expressly provided below, shares of Class B Common Stock shall have one vote per share on all matters submitted for a vote to the holders of voting Common Stock including the right to cumulate votes. In the election of directors, shares of Class B Common Stock may be voted cumulatively and in any event shall always have sufficient votes to elect one director.

     Without the affirmative vote of the holders (acting together as a class) of at least 66-2/3 of the shares of Class B Common

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Stock at the time outstanding given in person or by proxy at any annual meeting, or at such special meeting called for that purpose, or, if permitted by law, in writing without a meeting, the Corporation shall not:

          (a) Authorize or issue any shares of stock having (i) priority over the Class B Common Stock as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation; or (ii) greater voting right than the Class B Common Stock; or

          (b) Amend the Articles of Incorporation of the Corporation or this Resolution so as to alter any existing provision of the Articles of Incorporation or this Resolution relating to the Class B Common Stock.

     4. LIQUIDATING PREFERENCE. In the event of any involuntary or a voluntary liquidation or dissolution of the Corporation, the Class A and Class B Common Stock shall share pro rata in any assets available for distribution to shareholders.

     5. REDEMPTION. The shares of Class B Common Stock shall not at any time be subject to redemption at the option of the corporation or otherwise entitled to a sinking fund or mandatory redemption.

     6. CONVERSION TO CLASS A COMMON STOCK.

          (a) RIGHT TO CONVERT. The holders of shares of Class D Common Stock shall have the right at any time to convert each such share into one share of Class A Common Stock of the Corporation.

          (b) PROCEDURE FOR CONVERSION. In order to convert shares of Class B Common Stock into shares of Class A Common Stock of the Corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and shall have given written notice to the Corporation at such office that such holder elects to convert such shares. Shares of Class B Common Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Class A Common Stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered at

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     such office a certificate or certificates for the number of shares of Class
     A Common Stock of the Corporation issuable upon such conversion.

     IN WITNESS WHEREOF, we have subscribed our names hereto and cause the corporate seal of Addax, Inc. to be affixed this 20th day of August, 1987.

                                         ADDAX, INC.


                                         BY: /s/ Louis J. Keester
                                             -------------------------
                                                 Louis J. Keester,
[S E A L]                                        President


                                             /s/ Violet M. Keester
                                             ------------------------------
                                                 Violet M. Keester
                                                 Secretary

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[SEAL]

                             AMENDMENT NO. 1 TO THE
                           CERTIFICATE OF DESIGNATION
                             OF CLASS B COMMON STOCK
                                       OF
                                   ADDAX, INC.

     We, the undersigned, Louis J. Keester and Brian E. Spencer, respectively, the President and Vice Pres. of Addax, Inc., a Nebraska corporation subject to the Nebraska Business Corporation Act, do hereby certify that the Board of Directors of said corporation, by action at a meeting thereof duly called and held on November 7, 1988, did adopt the following resolution:

          RESOLVED, that paragraph 1 of the Certificate of Designation dated August 20, 1987 creating the Class B Common Stock of the Corporation be amended to increase the total number of authorized Class B Common Stock to 4,?82.5 shares; and the officers of the Corporation are hereby authorized and directed to prepare and have executed an amendment to the Certificate of Designation and to file such document with the Nebraska Secretary of State and Lancaster County Clerk.

     IN WITNESS WHEREOF, we have subscribed our names hereto and caused the corporate seal of Addax, Inc. to be affixed this 28th day of November, 1988.

                                        ADDAX, INC.


                                        BY: /s/ Louis J. Keester
                                            -----------------------------------
                                            Louis J. Keester, President


                                        BY: /s/ Brian E. Spencer
                                            ------------------------------------
                                            Brian E. Spencer, Vice President

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[SEAL]

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                                   ADDAX, INC.

     1. The name of the corporation is Addax, Inc.

     2. The Amendment adopted is to delete paragraph 1 of Article IV of the Articles of Incorporation with respect to authorized shares and to substitute therefor the following paragraph:

     The aggregate number of shares which the corporation shall have authority to issue shall be 100,000 shares of capital stock classified as 95,000 shares of Class A common stock of a par value of $1 per share and 5,000 of undesignated Class B common stock of a par value of $1 per share. The undesignated common stock may be issued from time to time in one or more series, the shares of each such series to have such designations, powers, preferences and rights and qualifications, limitations or restrictions thereon as are provided in this Article IV and as may be fixed from time to time before issuance by the Board of Directors of the corporation as provided in this Article IV. No shares of stock currently issued or issued in the future shall have preemptive rights.

     3. The amendment was adopted by written consent of all directors and by holders of all the shares entitled to vote thereon by written consent on the 25th day of April, 1989.

     4. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

     5. The amendment effects a change in the amount of authorized stated capital by increasing the authorized stated capital from $20,000 to $100,000.

     DATED the 25th day of APRIL, 1989.

                                                 /s/ Louis J. Keester
                                                 -------------------------------
                                                 PRESIDENT

                                                 /s/ Brian E. Spencer
                                                 -------------------------------
                                                 SECRETARY